SUN
Sun Communities, Inc.

Press Release

FIRST QUARTER 2015

NEWS RELEASE
April 23, 2015

Sun Communities, Inc. Reports 2015 First Quarter Results

Southfield, MI, April 23, 2015 - Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates manufactured housing and recreational vehicle communities, today reported its first quarter results.

Highlights: Three Months Ended March 31, 2015

•	Funds from operations ("FFO")(1) excluding certain items was $0.90 per diluted share and OP unit ("Share") for the three months ended March 31, 2015.

•	Same site Net Operating Income ("NOI")(2) increased by 8.6 percent as compared to the three months ended March 31, 2014.

•	Revenue producing sites increased by 499 sites bringing total portfolio occupancy to 92.9 percent.

•	Home sales increased by 47.2 percent as compared to the first quarter of 2014.

•	Full year 2015 FFO(1) per Share guidance increased to $3.55-$3.65 per Share from $3.53-$3.63 per Share.

•	Completed the purchase of one community for $8.0 million in Michigan and the disposition of another for $18.0 million in Indiana.

•	Completed the second and final closing of the 59 community American Land Lease ("ALL") portfolio transaction.

•	Subsequent to the quarter, on April 1, 2015, the Company acquired six communities in the Orlando, Florida area for $256.2 million.

“We are pleased to report our first quarter earnings reflecting strong core operating results during the period in which our experienced Operations team on-boarded a significant number of new communities,”said Gary A. Shiffman, Chairman and CEO.  “Immediately after the end of the first quarter, we acquired six additional high quality MH communities located near Orlando, FL, further adding to our age-restricted asset holdings. With our current pipeline of quality acquisition opportunities, we are optimistic about the potential to continue to add best in class MH and RV properties to our portfolio,” Shiffman added.

Funds from Operations ("FFO")(1)

FFO(1) excluding certain items was $50.2 million and $38.3 million, or $0.90 and $0.95 per Share, for the three months ended March 31, 2015 and 2014, respectively.

Net Income Attributable to Common Stockholders

Sun Communities, Inc. 1st Quarter 2015                                 Page 2

Net income attributable to common stockholders for the first quarter of 2015 was $6.9 million, or $0.13 per diluted common share, as compared to net income of $7.8 million, or $0.21 per diluted common share for the first quarter of 2014.

Community Occupancy

Total portfolio occupancy increased to 92.9 percent at March 31, 2015 from 90.2 percent at March 31, 2014. During the first quarter of 2015, revenue producing sites increased by 499 sites as compared to 560 revenue producing sites gained in the first quarter of 2014.

Same Site Results

For the 177 communities owned throughout 2015 and 2014, first quarter 2015 total revenues increased 6.8 percent and total expenses increased 2.1 percent, resulting in an increase in NOI(2) of 8.6 percent over the first quarter of 2014. Same site occupancy increased to 94.0 percent at March 31, 2015 from 92.5 percent at March 31, 2014.

Home Sales

During the first quarter of 2015, 543 homes were sold as compared to 369 homes sold during the first quarter of 2014. Home sales in the same site portfolio were 405 in the first quarter of 2015 as compared to 350 in the first quarter of 2014, an increase of 16 percent. Rental home sales, which are included in total home sales, were 181 and 134 for the first quarter of 2015 and 2014, respectively.

Acquisitions(3)

As previously announced, the Company completed the acquisition of the 59 ALL communities (and the associated manufactured homes and notes receivable) in multiple closings, with the final closing on January 6, 2015. Below is a summary of the consideration for the entire transaction, inclusive of the additional equity purchased by an affiliate of the sellers for $12.5 million:

Description of Consideration	Number of Shares/Units	Amount (in millions)
Assumption of mortgage debt (a)	—	$332.2
New mortgage debt (a)	—	399.4
Common stock (b)	4,888,870	244.4
Common OP units (b)	501,130	25.1
Series A-4 preferred OP units (c)	869,449	21.7
Series A-4 preferred shares (c)	6,330,551	158.3
Cash, net of excess proceeds on new mortgage	—	162.6
Total		$1,343.7

(a) The combined mortgage debt has a weighted average interest rate of 4.8% and a weighted average remaining term of 9.4 years.

(b) The common stock and common OP units were issued at $50 per share.

(c) Series A-4 preferred OP units and shares of Series A-4 preferred stock are entitled to receive cumulative cash distributions on their $25.00 liquidation preference per unit or share at a rate equal to 6.50% per year. Subject to certain limitations, at the holder’s option, each Series A-4 preferred OP unit and each share of Series A-4 preferred stock is exchangeable into 0.4444 shares of the Company’s common stock. The conversion price is subject to adjustment upon various events.

On March 19, 2015 the Company purchased Meadowlands, a manufactured home community in Gibraltar, Michigan at a purchase price of $8.0 million, consisting of the assumption of $5.5 million of debt, seller financing of $2.3 million and $0.2 million in cash. The community contains 321 sites.

Subsequent to quarter end, on April 1, 2015, the Company completed the previously announced acquisition of six manufactured home communities in the Orlando, Florida area for total consideration of $256.2 million. The acquisition included over 3,130 developed sites (approximately 60% of which are in age-restricted communities) and expansion potential of approximately 380 sites. Below is a summary of the consideration:

Sun Communities, Inc. 1st Quarter 2015                                 Page 3

Description of Consideration	Number of Units	Amount (in millions)
Assumption of mortgage debt (a)	—	$157.3
Series C preferred OP units (b)	340,206	34.0
Common OP units (c)	371,808	22.7
Cash	—	42.2
Total		$256.2

(a) The mortgage debt has a weighted average interest rate of 5.17% and a weighted average remaining term of 6.3 years.

(b) Series C preferred OP units are entitled to receive cumulative cash distributions on their $100.00 liquidation preference per unit at a rate equal to 4.0% per year until April 1, 2016; 4.5% per year from April 1, 2016 to April 2, 2019; and 5.0% per year thereafter. At the holder’s option, each Series C preferred OP unit is exchangeable into 1.111shares of the Company’s common stock. The conversion price is subject to adjustment upon various events.

(c) The common OP units were issued at $61 per share.

Dispositions

As previously announced, during the quarter the Company completed the sale of one manufactured home community (containing 798 sites) located in Indiana for proceeds of $18.0 million.

The Company continues to actively evaluate the portfolio for potential future dispositions in 2015, seeking to redeploy capital to geographic locations providing greater future returns to our stockholders.

Equity Transaction

As previously disclosed, during the quarter the Company sold 342,011 shares of its common stock through its at-the-market sales program at a weighted average price of $63.94 per share. Net proceeds from the transactions were $21.5 million.

2015 Guidance

The Company has increased its full-year 2015 FFO(1) per Share guidance to $3.55-$3.65, an increase of $0.02 at the midpoint, and provides FFO(1) guidance for the second quarter of 2015 of $0.82-$0.84 per Share. While first quarter results outperformed the Company’s internal estimates, certain community expenses budgeted but not incurred in the first quarter are expected to be incurred in subsequent quarters. This revised guidance is subject to the estimates and assumptions previously disclosed and the following: (a) includes all acquisitions and dispositions completed through April 23, 2015 but no prospective acquisitions or dispositions are included, and (b) the assumption that all transaction related expenses are added back in the computation of FFO(1).

The estimates and assumptions presented above represent the mid-point of a range of possible outcomes and may differ materially from actual results.

The estimates and assumptions presented above are forward looking based on the Company's current assessment of economic and market conditions, as well as other risks outlined below under the caption “Forward-Looking Statements.”

Sun Communities, Inc. 1st Quarter 2015                                 Page 4

Earnings Conference Call

A conference call to discuss first quarter operating results will be held on Thursday April 23, 2015 at 11:00 A.M. (ET). To participate, call toll-free 888-427-9411. Callers outside the U.S. or Canada can access the call at 719-457-2661. A replay will be available following the call through May 7, 2015, and can be accessed toll-free by calling 888-203-1112 or by calling 719-457-0820. The Conference ID number for the call and the replay is 9602950. The conference call will be available live on the Sun Communities website www.suncommunities.com. Replay will also be available on the website.

Sun Communities, Inc. is a REIT that currently owns and operates a portfolio of 249 communities comprising approximately 92,500 developed sites.

For more information about Sun Communities, Inc., please visit our website at www.suncommunities.com.

Contact

Please address all inquiries to our investor relations department, at our website www.suncommunities.com, by phone (248) 208-2500, by email investorrelations@suncommunities.com or by mail Sun Communities, Inc. Investor Relations, 27777 Franklin Road, Ste. 200, Southfield, MI 48034.

Sun Communities, Inc. 1st Quarter 2015                                 Page 5

Forward-Looking Statements
This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, the performance of the recent acquisitions, the ability to integrate future acquisitions smoothly and efficiently, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those risks and uncertainties referenced under the headings entitled “Risk Factors” contained in our 2014 Annual Report, and the Company’s other periodic filings with the Securities and Exchange Commission.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

Sun Communities, Inc. 1st Quarter 2015                                 Page 6

(1)
Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (loss) (computed in accordance with generally accepted accounting principles “GAAP”), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net loss. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. FFO is computed in accordance with the Company's interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.

Because FFO excludes significant economic components of net income (loss) including depreciation and amortization, FFO should be used as an adjunct to net income (loss) and not as an alternative to net income (loss). The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income (loss) as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure.

(2)
Investors in and analysts following the real estate industry utilize NOI as a supplemental performance measure. NOI is derived from revenues minus property operating expenses and real estate taxes. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income (loss) is the most directly comparable GAAP measurement to NOI. Net income (loss) includes interest and depreciation and amortization which often have no effect on the market value of a property and therefore limit its use as a performance measure. In addition, such expenses are often incurred at a parent company level and therefore are not necessarily linked to the performance of a real estate asset. The Company believes that NOI is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense, and non-property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

(3)	The consideration amounts presented with respect to acquired communities represent the economic transaction and do not contemplate the fair value purchase accounting required by GAAP.

Sun Communities, Inc. 1st Quarter 2015                                 Page 7

Consolidated Balance Sheets
(in thousands, except per share amounts)

	(unaudited) March 31, 2015	December 31, 2014
ASSETS
Investment property, net (including $93,476 and $94,230 for consolidated variable interest entities at March 31, 2015 and December 31,2014)	$3,375,773	$2,568,164
Cash and cash equivalents	124,881	83,459
Inventory of manufactured homes	13,878	8,860
Notes and other receivables, net	216,119	174,857
Other assets, net	113,990	102,352
TOTAL ASSETS	$3,844,641	$2,937,692
LIABILITIES
Debt (including $65,401 and $65,849 for consolidated variable interest entities at March 31, 2015 and December 31, 2014)	$2,248,463	$1,826,293
Lines of credit	144	5,794
Other liabilities	214,712	165,453
TOTAL LIABILITIES	$2,463,319	$1,997,540
Commitments and contingencies
Series A-4 Preferred Stock, $0.01 par value. Issued and outstanding: 6,331 shares at March 31, 2015 and 483 shares at December 31, 2014	$189,027	$13,610
Series A-4 preferred OP units	$24,419	$18,722
STOCKHOLDERS’ EQUITY
Series A Preferred Stock, $0.01 par value. Issued and outstanding: 3,400 shares at March 31, 2015 and December 31, 2014	$34	$34
Common stock, $0.01 par value. Authorized: 90,000 shares; Issued and outstanding: 53,498 shares at March 31, 2015 and 48,573 shares at December 31, 2014	535	486
Additional paid-in capital	2,031,042	1,741,154
Distributions in excess of accumulated earnings	(890,374)	(863,545)
Total Sun Communities, Inc. stockholders' equity	1,141,237	878,129
Noncontrolling interests:
Common and preferred OP units	27,291	30,107
Consolidated variable interest entities	(652)	(416)
Total noncontrolling interest	26,639	29,691
TOTAL STOCKHOLDERS’ EQUITY	1,167,876	907,820
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,844,641	$2,937,692

Sun Communities, Inc. 1st Quarter 2015                                 Page 8

Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014
REVENUES
Income from real property	$119,525	$87,497
Revenue from home sales	16,834	10,123
Rental home revenue	11,129	9,402
Ancillary revenues, net	645	518
Interest	3,984	3,354
Brokerage commissions and other income, net	537	287
Total revenues	152,654	111,181
COSTS AND EXPENSES
Property operating and maintenance	29,214	23,189
Real estate taxes	8,715	6,009
Cost of home sales	12,557	7,848
Rental home operating and maintenance	5,605	5,251
General and administrative - real property	9,830	7,813
General and administrative - home sales and rentals	3,514	2,499
Transaction costs	9,449	760
Depreciation and amortization	44,001	28,889
Interest	25,389	17,590
Interest on mandatorily redeemable debt	852	803
Total expenses	149,126	100,651
Income before other gains (losses)	3,528	10,530
Gain on disposition of properties, net	8,769	—
Provision for state income taxes	(49)	(69)
Distributions from affiliate	—	400
Net income	12,248	10,861
Less: Preferred return to Series A-1 preferred OP units	631	672
Less: Preferred return to Series A-3 preferred OP units	45	45
Less: Preferred return to Series A-4 preferred OP units	353	—
Less: Amounts attributable to noncontrolling interests	264	784
Net income attributable to Sun Communities, Inc.	10,955	9,360
Less: Preferred stock distributions	4,086	1,514
Net income attributable to Sun Communities, Inc. common stockholders	$6,869	$7,846
Weighted average common shares outstanding:
Basic	52,498	36,495
Diluted	52,892	36,704
Earnings per share:
Basic	$0.13	$0.21
Diluted	$0.13	$0.21

Distributions per common share:	$0.65	$0.65

Sun Communities, Inc. 1st Quarter 2015                                 Page 9

Reconciliation of Net Income to FFO(1)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014
Net income attributable to Sun Communities, Inc. common stockholders	$6,869	$7,846
Adjustments:
Preferred return to Series A-1 preferred OP units	—	672
Preferred return to Series A-3 preferred OP units	45	45
Amounts attributable to noncontrolling interests	78	784
Depreciation and amortization	44,264	29,168
Gain on disposition of properties, net	(8,769)	—
Gain on disposition of assets, net	(1,702)	(1,014)
Funds from operations ("FFO") (1)	40,785	37,501
Adjustments:
Transaction costs	9,449	760
Funds from operations excluding certain items	$50,234	$38,261

Weighted average common shares outstanding:	52,498	36,495
Add:
Common stock issuable upon conversion of stock options	16	14
Restricted stock	378	195
Common OP Units	2,560	2,069
Common stock issuable upon conversion of Series A-1 preferred OP units	—	1,107
Common stock issuable upon conversion of Series A-3 preferred OP units	75	75
Weighted average common shares outstanding - fully diluted	55,527	39,955

FFO(1) per Share - fully diluted	$0.73	$0.93
FFO(1) per Share excluding certain items - fully diluted	$0.90	$0.95

Sun Communities, Inc. 1st Quarter 2015                                 Page 10

Statement of Operations – Same Site
(in thousands except for Other Information)

	Three Months Ended March 31,
	2015	2014	Change	% Change
REVENUES:
Income from real property	$83,883	$78,573	$5,310	6.8%
PROPERTY OPERATING EXPENSES:
Payroll and benefits	6,673	6,111	562	9.2%
Legal, taxes, & insurance	1,385	1,265	120	9.5%
Utilities	5,152	5,081	71	1.4%
Supplies and repair	1,849	2,182	(333)	(15.3)%
Other	2,112	2,199	(87)	(4.0)%
Real estate taxes	5,795	5,645	150	2.7%
Property operating expenses	22,966	22,483	483	2.1%
NET OPERATING INCOME ("NOI")(2)	$60,917	$56,090	$4,827	8.6%

	As of March 31,
OTHER INFORMATION	2015	2014	Change
Number of properties	177	177	—
Developed sites	66,516	66,048	468
Occupied sites (3)	55,640	53,942	1,698
Occupancy % (3) (4)	94.0%	92.5%	1.5%
Weighted average monthly rent per site - MH	$466	$451	$15
Weighted average monthly rent per site - RV (5)	$398	$379	$19
Weighted average monthly rent per site - Total	$456	$441	$15
Sites available for development	6,197	6,166	31

(3)	Includes manufactured housing and annual/seasonal recreational vehicle sites, and excludes transient recreational vehicle sites, which are included in total developed sites.

(4)	Occupancy % excludes recently completed but vacant expansion sites.

(5)	Weighted average rent pertains to annual/seasonal RV sites and excludes transient RV sites.

Sun Communities, Inc. 1st Quarter 2015                                 Page 11

Rental Program Summary
(amounts in thousands except for *)

	Three Months Ended March 31,
	2015	2014	Change	% Change
REVENUES:
Rental home revenue	$11,129	$9,402	$1,727	18.4%
Site rent included in Income from real property	15,127	13,102	2,025	15.5%
Rental Program revenue	26,256	22,504	3,752	16.7%

EXPENSES:
Commissions	834	601	233	38.8%
Repairs and refurbishment	2,416	2,405	11	0.5%
Taxes and insurance	1,476	1,368	108	7.9%
Marketing and other	879	877	2	0.2%
Rental Program operating and maintenance	5,605	5,251	354	6.7%

NET OPERATING INCOME ("NOI") (3)	$20,651	$17,253	$3,398	19.7%

Occupied rental home information as of March 31, 2015 and 2014:
Number of occupied rentals, end of period*	11,157	10,073	1,084	10.8%
Investment in occupied rental homes	$431,421	$371,360	$60,061	16.2%
Number of sold rental homes*	181	134	47	35.1%
Weighted average monthly rental rate*	$834	$801	$33	4.1%

Sun Communities, Inc. 1st Quarter 2015                                 Page 12

Homes Sales Summary
(amounts in thousands except for *)

	Three Months Ended March 31,
	2015	2014	Change	% Change
New home sales	$5,246	$2,163	$3,083	142.5%
Pre-owned home sales	11,588	7,960	3,628	45.6%
Revenue from home sales	16,834	10,123	6,711	66.3%

New home cost of sales	4,191	1,834	2,357	128.5%
Pre-owned home cost of sales	8,366	6,014	2,352	39.1%
Cost of home sales	12,557	7,848	4,709	60.0%

NOI / Gross Profit (2)	$4,277	$2,275	$2,002	88.0%

Gross profit – new homes	$1,055	$329	$726	220.7%
Gross margin % – new homes	20.1%	15.2%	4.9%
Average selling price - new homes*	$79,484	$80,129	$(645)	(0.8)%

Gross profit – pre-owned homes	$3,222	$1,946	$1,276	65.6%
Gross margin % – pre-owned homes	27.8%	24.4%	3.4%
Average selling price - pre-owned homes*	$24,294	$23,273	$1,021	4.4%

Home sales volume:
New home sales*	66	27	39	144.4%
Pre-owned home sales*	477	342	135	39.5%
Total homes sold*	543	369	174	47.2%

Sun Communities, Inc. 1st Quarter 2015                                 Page 13

Acquisition Summary - Properties Acquired in 2014 and 2015
(amounts in thousands except for statistical data)

Three Months Ended March 31, 2015
REVENUES:
Income from real property	$30,023
Revenue from home sales	4,679
Rental home revenue	723
Ancillary revenues, net	143
Total revenues	35,568
COSTS AND EXPENSES:
Property operating and maintenance	6,510
Real estate taxes	2,921
Cost of home sales	3,636
Rental home operating and maintenance	82
Total expenses	13,149

NET OPERATING INCOME ("NOI") (2)	$22,419

As of March 31, 2015
Other information:
Number of properties	66
Developed sites	22,804
Occupied sites (3)	19,159
Occupancy % (3)	90.9%
Weighted average monthly rent per site - MH	$469
Weighted average monthly rent per site - RV (5)	$434
Weighted average monthly rent per site - Total	$467

Home sales volume :
New homes	43
Pre-owned homes	95

Occupied rental home information :
Number of occupied rentals, end of period	436
Investment in rental homes (in thousands)	$10,732
Weighted average monthly rental rate	$1,056

(3)	Includes manufactured housing and annual/seasonal recreational vehicle sites, and excludes transient recreational vehicle sites, which are included in total developed sites.

(5)	Weighted average rent pertains to annual/seasonal RV sites and excludes transient RV sites.

Sun Communities, Inc. 1st Quarter 2015                                 Page 14